EXHIBIT 24.1


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Chester E. Sievert, Jr. and Ruth M. Bryan, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Registration Statement on Form SB-2 of SpectraScience, Inc. (the "Company") and any and all amendments thereto, including post-effective amendments, for the sale of shares of the Company by certain selling shareholders, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary; granting unto said attorney-in-fact and agent, full power and authority to do so and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the substitutes for such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.


             Name              Title                            Date
             ----              -----                            ----



/s/ CHESTER E. SIEVERT, JR.    Chairman, President and          April 7, 2000
---------------------------    Chief Executive Officer
Chester E. Sievert, Jr.        (Principal Accounting Officer)



/s/ SCOTT G. ANDERSON          Vice President Marketing         April 7, 2000
---------------------------    and Sales
Scott G. Anderson



                               Director                         April __, 2000
---------------------------
Henry M. Holterman



/s/ NATHANIEL S. THAYER        Director                         April 7, 2000
---------------------------
Nathaniel S. Thayer



/s/ JOHAN A.P.M. DE HOND       Director                         April 7, 2000
---------------------------
Johan A.P.M. de Hond